Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder

Principal National Life Insurance Company

We have audited the financial statements of Principal National Life Insurance Company (the Company) as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and have issued our report thereon dated April 20, 2012. Our audits also included the financial statement schedules listed in Item 26(o) of the Registration Statement of this Form N-6. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP

Des Moines, Iowa

April 20, 2012

Principal National Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2011

Type of investment	Cost	Value	Amount at Which Shown in the Statement of Financial Position

(In Thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 48,744.2	$ 50,713.8	$ 50,713.8
States, municipalities and political subdivisions	-	-	-
Non-U.S governments	-	-	-
Public utilities	-	-	-
Convertibles and bonds with warrants attached	-	-	-
Redeemable preferred	-	-	-
All other corporate bonds	-	-	-
Residential mortgage-backed securities	-	-	-
Commercial mortgage-backed securities	-	-	-
Collaterialized debt obligations	-	-	-
Other debt obligations	-	-	-
Total fixed maturities, available for sale	48,744.2	50,713.8	50,713.8

Fixed maturities, trading	-	-	-

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	-	-	-
Public utilities	-	-	-
Industrial, miscellaneous and all other	-	-	-
Non-redeemable preferred stock	-	-	-
Total equity securities, available-for-sale	-	-	-

Equity securities, trading	-	-	-

Mortgage loans	-	XXXX	-

Real estate, net:
Real estate acquired in satisfaction of debt	-	XXXX	-
Other real estate	-	XXXX	-

Policy loans	2,374.3	XXXX	2,374.3
Other investments	-	XXXX	-

Total investments	$ 51,118.5	XXXX	$ 53,088.1

Principal National Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2011 and 2010 and for each of the years ended December 31, 2011, 2010 and 2009

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
	(in thousands)
December 31, 2011
U.S. Insurance Solutions	-	63,170.4	531,811.6	6.5	-	0.5	-	965.1
Corporate	-	-	-	-	666.3	-	-	358.2
Principal Life Insurance Company	$ -	$ 63,170.4	$ 531,811.6	$ 6.5	$ 666.3	$ 0.5	$ -	$ 1,323.3

December 31, 2010
U.S. Insurance Solutions	-	15,934.7	162,461.8	6.0	-	5.1	-	569.3
Corporate	-	-	-	-	321.7	-	-	176.3
Principal Life Insurance Company	$ -	$ 15,934.7	$ 162,461.8	$ 6.0	$ 321.7	$ 5.1	$ -	$ 745.5

December 31, 2009
U.S. Insurance Solutions				0.8	-	0.1	-	16.5
Corporate				-	305.1	-	-	162.7
Principal Life Insurance Company				$ 0.8	$ 305.1	$ 0.1	$ -	$ 179.2

Principal National Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2011, 2010 and 2009 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
	(in thousands)
December 31, 2011
Life insurance inforce	24,969,149.3	24,969,149.3	2,624.6	2,624.6	100.0%

Premiums:
Life insurance	27,114.4	27,114.4	6.5	6.5	100.0%
Total	27,114.4	27,114.4	6.5	6.5	100.0%

December 31, 2010
Life insurance inforce	9,386,048.4	9,386,048.4	2,630.7	2,630.7	100.0%

Premiums:
Life insurance	8,425.5	8,425.5	6.0	6.0	100.0%
Total	8,425.5	8,425.5	6.0	6.0	100.0%

December 31, 2009
Life insurance inforce	348,009.1	348,009.1	135.4	135.4	100.0%

Premiums:
Life insurance	217.1	217.1	0.8	0.8	100.0%
Total	217.1	217.1	0.8	0.8	100.0%